Exhibit 21.1
Subsidiaries of KBS REIT I as of March 8, 2013

CA Capital Management Services I, LLC	KBS One Madison Park, LLC
KBS 12350 Jefferson Avenue, LLC	KBS Park Central, LLC
KBS 18301 Von Karman, LLC	KBS Plainfield Business Center VIII, LLC
KBS 2200 West Loop, LLC	KBS Plano Corporate Center, LLC
KBS 415 Greenwich, LLC	KBS Preferred Holding I, LLC
KBS 2230 Avenue J Oil & Gas Owner, LLC	KBS REIT Acquisition I, LLC
KBS 625 Second Street, LLC	KBS REIT Acquisition II, LLC
KBS 825 University Avenue, LLC	KBS REIT Acquisition III, LLC
KBS Acquisition Holdings, LLC	KBS REIT Acquisition IV, LLC
KBS Acquisition Sub, LLC	KBS REIT Acquisition IX, LLC
KBS Acquisition Sub-Owner 1, LLC (5)*	KBS REIT Acquisition V, LLC
KBS Acquisition Sub-Owner 2, LLC	KBS REIT Acquisition VI, LLC
KBS Acquisition Sub-Owner 3, LLC (1)*	KBS REIT Acquisition VII, LLC
KBS Acquisition Sub-Owner 4, LLC (10)*	KBS REIT Acquisition VIII, LLC
KBS Acquisition Sub-Owner 5, LLC (1)*	KBS REIT Acquisition X, LLC
KBS Acquisition Sub-Owner 6, LLC (1)*	KBS REIT Acquisition XI, LLC
KBS Acquisition Sub-Owner 7, LLC (6)*	KBS REIT Acquisition XII, LLC
KBS Acquisition Sub-Owner 8, LLC (1)*	KBS REIT Acquisition XIV, LLC
KBS Acquisition Sub-Owner 9, LLC (2)*	KBS REIT Acquisition XIX, LLC
KBS Acquisition Sub-Owner 10, LLC (2)*	KBS REIT Acquisition XVI, LLC
KBS Acquisition Sub-Owner 11, LLC (2)*	KBS REIT Acquisition XVII, LLC
KBS Acquisition Sub-Owner 13, LLC (2)*	KBS REIT Acquisition XVIII, LLC
KBS Acquisition Sub-Owner 14, LLC (2)*	KBS REIT Acquisition XX, LLC
KBS Acquisition Sub-Owner 20, LLC (1)*	KBS REIT Acquisition XXI, LLC
KBS Acquisition Sub-Owner 22, LLC (11)*	KBS REIT Acquisition XXII, LLC
KBS Acquisition Sub-Owner 23, LLC (23)*	KBS REIT Acquisition XXIII, LLC
KBS Acquisition Sub-Owner 24, LLC (10)*	KBS REIT Acquisition XXIV, LLC
KBS Acquisition Sub-Owner 25, LLC (8)*	KBS REIT Acquisition XXIX, LLC
KBS Acquisition Sub-Owner 26, LLC (1)*	KBS REIT Acquisition XXV, LLC
KBS Acquisition Sub-Upper Tier Owner, LLC (21)*	KBS REIT Acquisition XXVI, LLC
KBS ADP Plaza, LLC	KBS REIT Acquisition XXVIII, LLC
KBS Advantage Holdings, LLC	KBS REIT Acquisition XXX, LLC
KBS Bridgeway Technology Center, LLC	KBS REIT Acquisition XXXI, LLC
KBS Cabi, LLC	KBS REIT Acquisition XXXII, LLC
KBS City Gate Plaza, LLC	KBS REIT Acquisition XXXIII, LLC
KBS Clayton Plaza, LLC	KBS REIT Acquisition XXXIV, LLC
KBS Comm-2008, LLC	KBS REIT Acquisition XXXIX, LLC
KBS Crescent Green, LLC	KBS REIT Acquisition XXXV, LLC
KBS Debt Holdings, LLC	KBS REIT Acquisition XXXVI, LLC
KBS Debt Holdings Mezz Holder, LLC	KBS REIT Acquisition XXXVII, LLC
KBS Five Tower Bridge, LLC	KBS REIT Acquisition XXXVIII, LLC
KBS REIT Holdings LLC	KBS REIT Acquisition XXXX, LLC
KBS REIT Properties, LLC	KBS REIT Acquisition XXXXI, LLC
KBS GKK Participation Holdings I, LLC	KBS REIT Acquisition XXXXII, LLC
KBS GKK Participation Holdings II, LLC	KBS REIT Acquisition XXXXIII, LLC
KBS Goethe Road, LLC	KBS North Creek, LLC
KBS Great Oaks, LLC	KBS Rickenbacker IV, LLC
KBS Industrial Portfolio (MI), LLC	KBS Rivertech, LLC
KBS Industrial Portfolio (MN), LLC	KBS Riverview Business Center I & II, LLC

KBS Industrial Portfolio, LLC	KBS Royal Parkway Center I & II, LLC
KBS Limited Partnership	KBS Royal Ridge, LLC
KBS M-2B Holdings, Ltd.	KBS Sabal Pavilion, LLC
KBS M-3A Holdings, Ltd.	KBS Sabal VI, LLC
KBS Meridian Tower, LLC	KBS SE Retail, LLC
KBS Midland Industrial Park, LLC	KBS South Towne, LLC
KBS Millenium I, LLC	KBS Southpark Commerce Center II, LLC
KBS Mortgage Lending, LLC	KBS Tribeca Summit, LLC
KBS Nashville Industrial Portfolio I, LLC	KBS TRS Holdings, Ltd.
KBS NIP JV Member, LLC	KBS Tyson Dulles Plaza, LLC
KBS NIP JV Member TRS Member, LLC	KBS University Park, LLC
KBS Offices at Kensington, LLC	KBS Woodfield Preserve, LLC
KBS Offices at Suwanee Pointe, LLC	KBS/JCR Debt Holdings, LLC

*The number in parentheses following the name of certain subsidiaries indicates the number of wholly-owned multiple subsidiaries of the parent subsidiary which carry on the same line of business as the parent subsidiary, which business is the direct or indirect ownership of real estate or real estate-related investments.